UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/15/2012

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34581

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 15, 2012, Kraton Polymers LLC (“Kraton LLC”), Kraton Polymers Capital Corporation, Inc. (“Kraton Capital”), as issuers, and Kraton Performance Polymers, Inc. (the “Company”), as guarantor, and certain other of the Company’s subsidiary guarantors entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Macquarie Capital (USA) Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering of $100,000,000 principal amount of its 6.75% Senior Notes due 2019 at an issue price of 101.250% (the “Offering”). After deducting the underwriting discount, commissions and expenses, the Company received approximately $98,750,000 in aggregate net proceeds. The Offering closed on March 20, 2012.

The Offering was made pursuant to a preliminary prospectus supplement dated March 15, 2012 and the accompanying prospectus dated March 15, 2012, pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-180113) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2012. The final prospectus supplement dated March 15, 2012 and the accompanying prospectus dated March 15, 2012 were filed with the SEC on March 16, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Supplemental Indenture

On March 20, 2012, in connection with the Offering, the Issuers and the Company entered into a first supplemental indenture (the “First Supplemental Indenture”), by and among the Issuers, the Company, as guarantor, certain other subsidiary guarantors, and Wells Fargo Bank, National Association as trustee for the indenture (the “2019 Indenture”) governing the Company’s 6.75% Senior Subordinated Notes due 2019 The First Supplemental Indenture amends the 2019 Indenture to provide for the issuance of additional notes on a registered basis and to authorize the issuance of notes in the Offering.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

Amendment to Credit Agreement

Concurrently with the Offering, Kraton LLC and the Company entered into an amendment (the “Amendment”) to the Credit Agreement dated as of February 11, 2011, as amended by the First Amendment to the Credit Agreement, dated as of March 20, 2012, among Kraton LLC, as borrower, the Company, as guarantor, certain subsidiaries of the Company (excluding Kraton LLC), as additional guarantors, Bank of America, N.A. as Administrative Agent and Collateral Agent, and the other lenders party thereto (the “Credit Agreement”).

The Amendment, among other things, (i) facilitates the Company’s ability to pursue a new manufacturing facility by providing for an additional $50.0 million in investment capacity for certain investments and a $75.0 million increase to the capital expenditures basket under certain circumstances, (ii) provides for certain modifications to the consolidated net leverage ratio that the Company is required to maintain under the Credit Agreement, and (iii) provides that certain guarantees by the borrower or any of its domestic subsidiaries not to exceed $100.0 million shall not constitute indebtedness for purposes of compliance with certain financial covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Certain Relationships

The joint leader arrangers, administrative agent, certain lenders under the Credit Agreement and the Underwriters and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the Credit Agreement. Affiliates of the Underwriters participated in other financing aspects relating the Credit Agreement (including as dealer managers for tender offers for certain indebtedness of the Company).

Item 2.03. Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

1.1	Underwriting Agreement dated March 15, 2012 among the Company and the Underwriters

4.1	First Supplemental Indenture, dated as of March 20, 2012 among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.75% Senior Subordinated Notes due 2019

10.1	First Amendment to the Credit Agreement, dated as of March 20, 2012, among Kraton Performance Polymers, Inc., as a Guarantor, Kraton Polymers LLC, as Borrower, the other Guarantors named therein, the Lenders named therein and Bank of America, N.A., as Administrative Agent

99.1	Press Release dated March 15, 2012 announcing an offering of 6.75% Senior Notes due 2019

99.2	Press Release dated March 15, 2012 announcing the pricing of the offering of 6.75% Senior Notes due 2019

99.3	Press Release dated March 20, 2012 announcing the closing of the offering of 6.75% Senior Notes due 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: March 21, 2012	By:	/S/ STEPHEN E. Tremblay
Stephen E. Tremblay
Vice President and CFO